Financial Guaranty Insurance

Company

125 Park Avenue

New York, NY  10017

(212) 312-3000

(800) 352-0001

A GE Capital Company

Memorandum

Date:	August 1, 2003
To:	Legal and Structured Finance Departments
From:	J. Stevenson Barker
Subject:	APPROVED FINANCIAL INFORMATION

Attached please find "Approved Financial Information" as of June 30, 2003.  Effective immediately, this information can be used in any filing that is intended to include FGIC financial data through June 30, 2003.

If you have any questions, please do not hesitate to call me.

EXHIBIT A

Approved Financial Information

As of June 30, 2003

As of June 30, 2003, December 31, 2002, and December 31, 2001, the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $441.5 billion, $416.7 billion, and $367.2 billion par value of securities, respectively (of which approximately 84 percent, 84 percent and 88 percent, respectively constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $3.00 billion, $2.86 billion and $2.62 billion, respectively.  As of June 30, 2003, the Certificate Insurer had reinsured approximately 15.6% of the risks it had written, 29.7% through quota share reinsurance, 12.8% through excess of loss reinsurance, and 57.5% through facultative arrangements.

Capitalization

The following table sets forth the capitalization of the Certificate Insurer as of December 31, 2001, December 31, 2002, and June 30, 2003, respectively, on the basis of generally accepted accounting principles.  No material adverse change in the capitalization of the Certificate Insurer has occurred since June 30, 2003.

(Unaudited)

December 31,

December 31,

  June 30,

2001

2002

2003

(In Millions)

(In Millions)

(In Millions)

Unearned Premiums

$613

$684

$740

Other Liabilities

238

255

274

Stockholder's Equity

Common Stock

15

15

15

Additional Paid-in Capital

384

384

384

Accumulated Other Comprehensive

   Income

(15)

49

82

Retained Earnings

 1,623

 1,741

1,847

Total Stockholder's Equity

 2,007

 2,189

2,328

Total Liabilities and

  Stockholder's Equity

$2,858

$3,128

$3,342

For further financial information concerning the Certificate Insurer, see the audited financial statements and the interim financial statements of the Certificate Insurer included as Appendix A and Appendix B.

Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention: Corporate Communications Department.  The Certificate Insurer's telephone number is (212) 312-3000.

The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus or any information or disclosure contained herein, or omitted here from, other than with respect to the accuracy of information regarding the Certificate Insurer and the Certificate Insurance Policy set forth under the headings "The Certificate Insurance Policy" and "The Certificate Insurer" and in Appendix A and Appendix B.